UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 29, 2006

RENOVIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50564	94-3353740
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Corporate Drive

San Francisco, California 94080

(Address of Principal Executive Offices)

(650) 266-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Effective January 3, 2007, Tito A. Serafini, Ph.D. resigned as Vice President, Technology, of Renovis, Inc. (the “Company”) to pursue another business interest.

(e)

Confidential Separation Agreement. Effective December 29, 2006, the Company entered into a confidential separation agreement with Tito A. Serafini, Ph.D. (the “Separation Agreement”) in connection with Dr. Serafini’s resignation as Vice President, Technology, of the Company.

Under the terms of the Separation Agreement, Dr. Serafini will no longer be an officer of the Company effective as of January 3, 2007. The Separation Agreement provides that Dr. Serafini will be available to provide certain consulting services to the Company and may provide, at the mutual agreement of the parties, additional consulting services. The Separation Agreement further provides that, subject to the satisfaction of certain conditions: (i) on or about January 3, 2007, the Company will pay Dr. Serafini in a lump sum, less all applicable taxes, the equivalent of twelve months of his current base monthly salary; (ii) on or about January 3, 2007, the Company will pay Dr. Serafini in a lump sum, less all applicable taxes, a bonus for 2006 in an amount determined by the Company based in part on defined measurable objectives, and in part on the Company’s assessment of Dr. Serafini’s contributions; (iii) if Dr. Serafini elects, the Company will pay for health benefits for Dr. Serafini and his dependents for up to twelve months; (iv) the Company will waive its repurchase rights with respect to 8,951 shares of Company common stock previously acquired by Dr. Serafini upon the early exercise of unvested stock options; (v) Dr. Serafini will receive accelerated vesting of stock options with respect to 34,245 shares of Company common stock; (vi) Dr. Serafini will have until December 31, 2007 to exercise vested stock options; (vii) Dr. Serafini will surrender to the Company stock options with respect to 85,000 shares of Company common stock for cancellation; and (viii) certain other obligations and benefits as set forth in the Separation Agreement.

The description of the Separation Agreement is qualified in its entirety by reference to the full text of the 2007 Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

2007 Employment Commencement Incentive Plan. In addition, the board of directors of Company, by unanimous written consent, has approved the Renovis, Inc. 2007 Employment Commencement Incentive Plan (the “2007 Plan”), effective January 3, 2007. The number of shares of common stock that may be issued pursuant to awards granted under the 2007 Plan is 250,000.

The 2007 Plan provides the Company with the ability to grant specified types of equity awards including non-qualified stock options, restricted stock, stock appreciation rights, performance shares, dividend equivalents, deferred stock and stock payment awards. Company employees that are otherwise eligible to receive grants under the 2007 Plan may receive all types of awards approved under the 2007 Plan. A majority of the independent members of the Company’s board of directors, or the compensation committee of the board of directors comprised of a majority of independent directors, will determine which employees will receive awards under the 2007 Plan and the terms and conditions of such awards, within certain limitations set forth in the 2007 Plan. The awards granted pursuant to the 2007 Plan are intended to be inducement awards pursuant to NASDAQ Marketplace Rule 4350(i)(1)(A)(iv). The 2007 Plan is not subject to the approval of the Company’s stockholders.

Only an employee who has not previously been an employee or director of the Company or a subsidiary, or following a bona fide period of non-employment by the Company or a subsidiary, is eligible to participate in the 2007 Plan, and only if he or she is granted an award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or a subsidiary.

The board of directors or its delegate administers the 2007 Plan. Each award granted under the 2007 Plan will be in such form and will contain such terms and conditions as a majority of the board’s independent directors, or the compensation committee of the board of directors comprised of a majority of independent directors, deems appropriate. The provisions of separate awards need not be identical.

In the event of a change of control of the Company, each outstanding award under the 2007 Plan that is not converted, assumed or replaced by a successor will become fully exercisable and all forfeiture restrictions on such award will lapse. Upon, or in anticipation of, a change of control, a majority of the board’s independent directors, or the compensation committee of the board of directors comprised of a majority of independent directors, may cause any and all outstanding awards to terminate at a specified time in the future and will give each 2007 Plan participant the right to exercise his or her awards during a period of time as a majority of the board’s independent directors, or the compensation committee of the board of directors comprised of a majority of independent directors, in its sole and absolute discretion, determines. The acceleration of an award in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

The description of the 2007 Plan is qualified in its entirety by reference to the full text of the 2007 Plan, a copy of which is attached hereto as Exhibit 10.2.

Item 8.01 Other Events

On January 3, 2007, the Company announced that Donald R. Joseph, Senior Vice President, Corporate Development and General Counsel, is leaving the Company to take a senior operations position with a private entity in the healthcare field. In addition, the Company announced that Tito A. Serafini, Ph.D., Vice President, Technology, is leaving the Company to pursue another business interest. The functions previously managed by Mr. Joseph and Dr. Serafini will be reassigned to other senior executives.

The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

Not applicable.

(b) Pro Forma Financial Information

Not applicable.

(c) Shell Company Transactions

Not applicable.

(d) Exhibits

Exhibit No.	Description
10.1	Confidential Separation Agreement between Renovis, Inc. and Tito A. Serafini, Ph.D.

10.2	Renovis, Inc. 2007 Employment Commencement Incentive Plan.

10.3	Form of Stock Option Agreement under the Renovis, Inc. 2007 Employment Commencement Incentive Plan.

99.1	Press release of Renovis, Inc. dated January 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVIS, INC.

Date: January 3, 2007	By	/s/ John Doyle
	Name:	John Doyle
	Title:	Senior Vice President, Finance and Operations, & Chief Financial Officer

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